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                                                                    EXHIBIT 10.1

                              AFC ENTERPRISES, INC.
                 FORM OF 2004 ADJUSTED SHORT TERM INCENTIVE PLAN


INTRODUCTION

AFC Enterprises, Inc.'s ("AFC") compensation practice is to provide short term incentive compensation opportunities to selected employees, and in furtherance of this policy, effective December 29, 2003, AFC adopted the 2004 Short Term Incentive Plan. Because AFC or certain of its subsidiaries may be engaged in one or more strategic transactions, AFC has designed this Adjusted Short Term Incentive Plan to provide you with alternative short term incentive opportunities based on the successful completion of certain strategic transactions.

Your personal Adjusted 2004 Incentive Plan is attached as Exhibit B to these general terms and conditions of this Adjusted Short Term Incentive Plan.

If one or more of the Strategic Transactions (as defined below) identified on your personal Adjusted 2004 Incentive Plan is consummated within the time periods defined herein, your incentive compensation opportunities will be based on this Adjusted Plan.

If none of the Strategic Transactions are consummated within the defined time period, your short term incentive opportunities will be based on your original 2004 Incentive Plan.

A.       DEFINITIONS

"ADJUSTED PLAN" means, with respect to any Participant, this 2004 Adjusted Short Term Incentive Plan together with the Adjusted 2004 Incentive Plan (which is attached as Exhibit B) for such Participant.

"ANNUAL INCENTIVE TARGET" means the target amount for annual incentive payments set by the Compensation Committee for a Participant under the 2004 Short Term Incentive Plan.

"CFC" means AFC's Church's Chicken division.

"CI" means Cinnabon International, Inc. and Cinnabon Inc., collectively.

"COMPENSATION COMMITTEE" means the People Services (Compensation) Committee of the Board of Directors of AFC.

"CONSIDERATION" shall mean the gross value of all cash, securities and other property paid (including amounts paid into escrow) by an acquiring party to a selling party or parties in


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connection with a Strategic Transaction (including without limitation all amounts paid, distributed or issued to holders of options, warrants, stock appreciation rights or similar rights or securities in connection with a Strategic Transaction). The value of any such securities (whether debt or equity) or other property shall be determined as follows: (1) for securities that are traded on national securities exchange or in an over-the-counter market, the value shall equal the last market closing price of such securities prior to the closing of the Strategic Transaction, and (2) the value of securities that are not freely tradable or have no established public market, or for Consideration that consists of property other than securities, the value of such other securities or property shall be the fair market value thereof. "Consideration" shall also be deemed to include any indebtedness for borrowed money or other liabilities or obligations (including, without limitation, pension liabilities and guarantees) that are assumed, refinanced or paid by the acquiring party in connection with a Strategic Transaction.

"FAIR MARKET VALUE" means (1) the closing price on a given date for a share of common stock of AFC quoted on the National Quotation Service or listed on a national securities exchange, as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Compensation Committee or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the fair market value which the Compensation Committee acting in good faith determines through any reasonable valuation method.

"INCENTIVE COMPENSATION" means any incentive compensation payable under the Plan or this Adjusted Plan.

"OPCO DIVESTITURE" means a Sale of CI or a Sale of CFC.

"PARTICIPANT" means any employee of AFC or its subsidiaries selected by the Compensation Committee to participate in this Adjusted Plan.

"PENDING" shall have the meaning assigned thereto in Section B of this Adjusted Plan.

"PLAN WEIGHTS" means the weight assigned to a particular component of the Participant's Annual Incentive Target expressed in terms of a percentage of the Annual Incentive Target.

"SALE OF AFC" means the consummation of any transaction or series of related transactions pursuant to which, directly or indirectly, all or substantially all of the stock or assets of AFC is sold, transferred, exchanged or otherwise disposed of by AFC or its stockholders, including without limitation through (1) any sale, transfer, exchange or other disposition of stock or assets, (2) any lease or license of assets with or without a purchase option or (3) any merger, consolidation, amalgamation, reorganization, reclassification, recapitalization or share exchange.


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"SALE OF CFC" means the consummation of any transaction or series of related transactions pursuant to which, directly or indirectly, all or substantially all of the stock or assets of CFC is sold, transferred, exchanged or otherwise disposed of by AFC, including without limitation through (1) any sale, transfer, exchange or other disposition of stock or assets, (2) any lease or license of assets with or without a purchase option or (3) any merger, consolidation, amalgamation, reorganization, reclassification, recapitalization or share exchange.

"SALE OF CI" means the consummation of any transaction or series of related transactions pursuant to which, directly or indirectly, all or substantially all of the stock or assets of CI is sold, transferred, exchanged or otherwise disposed of by AFC, including without limitation through (1) any sale, transfer, exchange or other disposition of stock or assets, (2) any lease or license of assets with or without a purchase option or (3) any merger, consolidation, amalgamation, reorganization, reclassification, recapitalization or share exchange.

"STRATEGIC TRANSACTION" means a Sale of CI, a Sale of CFC or a Sale of AFC.

"2004 SHORT TERM INCENTIVE PLAN" or "PLAN" mean the AFC Enterprises, Inc. 2004 Short Term Incentive Plan, effective as of December 29, 2003, as adopted by the Compensation Committee.

Other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the 2004 Short Term Incentive Plan.

B.       ADJUSTED 2004 INCENTIVE PLAN AND PLAN WEIGHTS

GENERAL

Each Participant in this Adjusted Plan is also a Participant in the 2004 Short Term Incentive Plan and previously received a personal 2004 Incentive Plan. The 2004 Incentive Plan set forth the Participant's Annual Incentive Target and the associated Plan Weights assigned to certain performance metrics or "Plan Goals" that would be used to determine the amount of Incentive Compensation the Participant would receive under the Plan for 2004. For instance, a Participant's 2004 Incentive Plan might have set his or her Annual Incentive Target at $10,000, with Plan Weights that provided that 50% of the Annual Incentive Target would be payable if AFC's EBITDA as of the end of 2004 reached a certain level and that another 50% of the Annual Incentive Target would be payable if AFC's net income for 2004 reached a certain level.

The Compensation Committee has established an Adjusted 2004 Incentive Plan for each Participant in the Adjusted Plan. Your Adjusted 2004 Incentive Plan is attached to this Adjusted Plan as Exhibit B. The Adjusted 2004 Incentive Plan sets forth the same Annual Incentive Target as provided in your 2004 Incentive Plan, but the Adjusted 2004 Incentive Plan sets forth different Plan Goals (and associated Plan Weights) for determining the amount of Incentive Compensation payable to you.

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The 2004 Adjusted Short Term Incentive Plan, including your Adjusted 2004
Incentive Plan, is effective June 1, 2004 and continues in effect for the Plan Year 2004. Your Adjusted 2004 Incentive Plan sets forth Plan Goals and Plan Weights that will apply to you if one or more Strategic Transactions are consummated. For you to receive the Incentive Compensation set forth in your Adjusted 2004 Incentive Plan, those Strategic Transactions must either be consummated prior to December 31, 2004 or they must be Pending (as defined below) on December 31, 2004 and consummated on or before March 31, 2005. If no Strategic Transaction is consummated within that time period, your Incentive Compensation for 2004 will be determined under your 2004 Incentive Plan and the Adjusted 2004 Incentive Plan will have no effect.

A Strategic Transaction will be deemed to be "PENDING" as of December 31, 2004 if either (i) AFC or one of its subsidiaries and the other party or parties thereto (or their affiliates) have executed a letter of intent relating to such Strategic Transaction and the Compensation Committee determines, in its sole discretion, that such Strategic Transaction is reasonably likely to be consummated on or before March 31, 2005; or (ii) the Compensation Committee determines, in its sole discretion, that AFC or one of its subsidiaries and the other party or parties to such Strategic Transaction (or their affiliates) have substantially negotiated a written agreement pursuant to which such Strategic Transaction will be effected and that such Transaction is reasonably likely to be consummated on or before March 31, 2005.

PLAN GOALS AND WEIGHTS

The following is further explanation of certain of the Plan Goals that may be used for determining the Incentive Compensation payable under your Adjusted 2004 Incentive Plan.

AFC STOCK PRICE APPRECIATION:

If your Adjusted 2004 Incentive Plan assigns a Plan Weight based on AFC Stock Price Appreciation, the applicable Incentive Compensation will be calculated as follows:

     Annual                      Plan                        the applicable
   Incentive  multiplied by   Weight for    multiplied by    Incentive Target        Incentive
    Target                     AFC Stock                    Multiple (based on   =  Compensation
                                Price                        AFC Stock Price)

The "AFC Stock Price" will be equal to the average of the Fair Market Value of AFC's common stock for the last five trading days for the year ended December 31, 2004. The Incentive Target Multiple for the AFC Stock Price will be equal to the Incentive Target Multiple set forth on Exhibit A corresponding to such average stock price (rounded to the nearest $.50).

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SALE OF CFC:

If your Adjusted 2004 Incentive Plan assigns a Plan Weight based on the Sale of CFC, the applicable Incentive Compensation will be calculated as follows:


     Annual                      Plan                        the applicable
   Incentive  multiplied by   Weight for    multiplied by    Incentive Target        Incentive
    Target                       CFC                         Multiple (based on   =  Compensation
                              Valuation                      CFC Valuation)

The "CFC Valuation" will be equal to the Consideration received by AFC and its subsidiaries in connection with a Sale of CFC. The Incentive Target Multiple for such a Sale of CFC will be equal to the Incentive Target Multiple set forth on Exhibit A corresponding to such CFC Valuation (rounded to the nearest $5 million).

SALE OF CI:

If your Adjusted 2004 Incentive Plan assigns a Plan Weight based on the Sale of CI, the applicable Incentive Compensation will be calculated as follows:

     Annual                      Plan                         the applicable
   Incentive  multiplied by   Weight for    multiplied by    Incentive Target        Incentive
    Target                       CI                          Multiple (based on   =  Compensation
                              Valuation                      CI Valuation)

The "CI Valuation" will be equal to the Consideration received by AFC and its subsidiaries in connection with a Sale of CI. The Incentive Target Multiple for such a Sale of CI will be equal to the Incentive Target Multiple set forth on Exhibit A corresponding to such CI Valuation (rounded to the nearest $750 thousand increment set forth on such exhibit).

SALE OF AFC:

If your Adjusted 2004 Incentive Plan assigns a Plan Weight based on the Sale of AFC, the applicable Incentive Compensation will be calculated as follows:

     Annual                      Plan                        the applicable
   Incentive  multiplied by   Weight for    multiplied by    Incentive Target        Incentive
    Target                       AFC                         Multiple (based on   =  Compensation
                              Valuation                      AFC Valuation)


The "AFC Valuation" will be equal to the per share Consideration received by the holders of AFC's common stock in connection with a Sale of AFC. The Incentive Target Multiple for such a Sale of AFC will be equal to the Incentive Target Multiple set forth on Exhibit A corresponding to such per share Consideration (as rounded to the nearest $0.50).


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MULTIPLE TRANSACTIONS

In some cases, a Participant's Adjusted 2004 Incentive Plan has a set of Plan Weights that apply if there is a Sale of CI, a Sale of CFC or both. For those Participants, if only one of those two events occurs (for instance a Sale of CI occurs but a Sale of CFC does not occur, or vice versa), the Adjusted 2004 Incentive Plan will apply to the Participant, but the Plan Weight associated with the event that did not occur will be added to the Plan Weight assigned to AFC Stock Price Appreciation.

In some cases, a Participant's Adjusted 2004 Incentive Plan has one set of Plan Weights that applies if there is a Sale of CI and/or a Sale of CFC and another set of Plan Weights that applies if there is a Sale of AFC. For those Participants, if there is a Sale of CI and/or a Sale of CFC followed by a Sale of AFC, then the following will apply:

- upon the consummation of a Sale of CI and/or a Sale of CFC, the Participant would receive the amount of Incentive Compensation based on the Plan Weight assigned to that Strategic Transaction; and

- upon the consummation of the Sale of AFC, in determining the Participant's Incentive Compensation with respect to that transaction, the Plan Weight applicable to the Sale of AFC would be reduced by the Plan Weight applicable to the prior Sale of CI and/or Sale of CFC.

For example, assume a Participant has a Plan Weight of 10% for the CI Valuation (if there is a Sale of CI), but if there is a Sale of AFC the Participant has a 100% Plan Weight for the AFC Valuation. Also, assume that there is a Sale of CI followed by a Sale of AFC and that the Participant's Annual Incentive Target is $10,000. Upon the consummation of the Sale of CI, the Participant would receive Incentive Compensation based on $1,000 (10% of the Annual Incentive Target) multiplied by the applicable Incentive Target Multiple on Exhibit A based on the CI Valuation. Then, upon the consummation of the Sale of AFC, the Participant would receive Incentive Compensation calculated as follows:

    $10,000                   $10,000
  (100% of the              (100% of the
     Annual               Annual Incentive                       the applicable
   Incentive    minus     Target payable      multiplied by    Incentive Target         Incentive
    Target)               in connection                        Multiple on Exhibit   =  Compensation
                        with the Sale of CI)                   A (based on the
                                                                AFC Valuation)


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C.       INCENTIVE COMPENSATION PAYMENTS

Each Participant's Adjusted 2004 Incentive Plan sets forth the payment date for Incentive Compensation payable with respect to each Plan Goal. The Incentive Compensation with respect to each Plan Goal will be made in a single payment, as follows:

- Any payment to be made with respect to a Strategic Transaction will be made on the date such Strategic Transaction is consummated; and

- Any payment to be made at year-end will be paid within a reasonable time following the determination of the amount of such payment, which in no event will be prior to December 31, 2004.

If a Strategic Transaction is Pending on December 31, 2004 but is not consummated prior to March 31, 2005, then the Participant will no longer be eligible for the Incentive Compensation payable with respect to such Strategic Transaction. If the failure of such a Strategic Transaction to be consummated prior to March 31, 2005 results in the Participant no longer being eligible for Incentive Compensation under this Adjusted Plan, then the Participant's Incentive Compensation for 2004 will be determined under his or her original 2004 Incentive Plan.

If a Participant becomes eligible for payment of Incentive Compensation under this Adjusted Plan, any prior payments made to the Participant under the 2004 Short Term Incentive Plan will be deducted from amounts payable under this Adjusted Plan. For instance, if the Participant receives any Semi-Annual Incentive Payments under the 2004 Incentive Plan and subsequently becomes eligible to receive Incentive Compensation under this Adjusted Plan, such Semi-Annual Incentive Payments will be deducted from amounts to be paid under this Adjusted Plan.

D.       TERMINATION OF EMPLOYMENT

A Participant will not be entitled to a payment of Incentive Compensation under this Adjusted Plan unless he or she is employed by AFC or one of its subsidiaries on the payment date for such payment specified in the Participant's Adjusted 2004 Incentive Plan (even if such payment is actually made after such date); provided, however, that in the case of a Strategic Transaction, a Participant will satisfy this condition if he or she is employed by AFC or one of its subsidiaries immediately prior to the consummation of such Strategic Transaction.

E.       ADMINISTRATION

The Compensation Committee of AFC shall be solely responsible for interpreting and administering the terms of this Adjusted Plan.


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F.       SURVIVAL OF PLAN

Except as specifically modified by this Adjusted Plan, all of the terms and conditions of the Plan and each Participant's 2004 Incentive Plan will continue to apply for purposes of the Plan and this Adjusted Plan.